                                                                    EXHIBIT 10.5


                                  PFSweb, Inc.
                          500 North Central Expressway
                                 Plano, TX 75074

                                     [date]

[name of Executive]
c/o 500 North Central Expressway
Plano, TX 75074

Dear [name]:

         This will confirm our agreement regarding that certain Executive Severance Agreement (the "Agreement") dated [date] between you (the "Executive") and PFSweb, Inc. (the "Company"). Effective as of the date hereof, the Agreement is hereby amended as follows:

         The definition of "Qualifying Termination" is amended by adding the following thereto:

         "In addition, a "Qualifying Termination" shall be deemed to occur if
(a) the Executive shall serve as a member of the Board, and (i) upon the expiration of the Executive's term of office as such member, the Board (or any nominating committee of the Board) shall determine not to, or shall fail to, re-nominate the Executive to serve as a member of the Board (unless the Executive shall consent thereto) other than in connection with a Termination for Cause or (ii) in accordance with the Company's bylaws, the Board shall approve the removal of the Executive as a member of the Board, other than in connection with a Termination for Cause, or (b) the Board shall authorize and approve a material and adverse change in the Executive's position, title and office(unless the Executive shall consent thereto); provided, however, the foregoing shall not apply if the Executive shall serve as Chief Executive Officer and Chairman of the Board, and the Board shall determine that such Executive shall continue to serve as Chief Executive Officer and as a member of the Board, but shall not serve as Chairman, as the result of (i) any change in law, rule, regulation or listing standard of the primary securities exchange upon which the Company's common stock is then traded restricting or prohibiting the holding of both offices by one individual or requiring disclosure as to the reason why the Board believes the holding of both offices by one individual is appropriate or (ii) the public announcement by two or more of the leading providers of proxy voting and corporate governance services that they will recommend withholding votes or casting negative votes at annual shareholder meetings of companies whose offices of chief executive officer and chairman are held by the same individual."

         Please acknowledge your agreement to the foregoing in the space provided below.


                                             Very truly yours,


                                             PFSweb, Inc.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Agreed:



-----------------------
Executive